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                           DEMAND PROMISSORY NOTE

                                                                  EXHIBIT 10.3

     FOR VALUE RECEIVED, AMAX GOLD INC., a Delaware corporation with its principal office at 9100 East Mineral Circle, Englewood, Colorado 80112, (hereinafter called "AMAX GOLD"), hereby promises to pay to Cyprus Amax Minerals Company, a Delaware corporation with its principal office at 9100 East Mineral Circle, Englewood, Colorado 80112, (hereinafter called "Cyprus Amax"), or order, on demand the aggregate unpaid principal amount of all loans made by Cyprus Amax to Amax Gold, as mutually agreed. Cyprus Amax will not demand repayment of the note any earlier than one year plus one day from the date the repayment notice is given.

     Interest shall be payable at the end of each calendar month in arrears on the unpaid principal sum outstanding from time to time. The interest rate shall be equal to the sum of the Effective Federal Funds Rate plus 3/16% or, at the option of Cyprus Amax, at such other mutually agreed upon rate by the parties, and interest will be calculated based on a 360-day year and the actual days outstanding.

     If any date for payment of principal or interest falls on a weekend or legal holiday, the payment to be made on such date shall be paid on the business day preceding such payment date.

     Payments of the principal sum and interest hereunder shall be made in lawful money of the United States of America at 9100 East Mineral Circle, Englewood, Colorado 80112, or at such other place as Cyprus Amax may designate to Amax Gold.

     Amax Gold shall have the right to prepay the entire unpaid principal sum and from time to time to make partial payments thereof in any amount without penalty or premium.

     Cyprus Amax agrees that any action or proceeding brought by the holder to enforce this Note may be brought in the courts of the State of Colorado.

     In any action or proceeding brought by the holder hereof to recover any part or all of the principal and interest, if any, hereunder, there shall be included, as an item of damages which the holder shall be entitled to recover, reasonable attorneys fees incurred by reason of such action or proceeding.

     This Note shall be governed by the laws of the State of Colorado and shall mature on December 31, 1995.

AMAX GOLD INC.                         Accepted by:

/s/ Roger A. Kauffman                  /s/ Gerald J. Malys
- -----------------------                -----------------------
Roger A. Kauffman                      Gerald J. Malys
Chief Operating Officer                Chief Financial Officer
                                       Cyprus Amax Minerals Company
/s/ Mark A. Lettes
- -----------------------
Mark A. Lettes
Chief Financial Officer

May 27, 1994